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                                                            Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Allocation Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 14 to Registration Statement No. 33-22462 of our report dated December 17, 1998 appearing in the annual report to shareholders of Merrill Lynch Global Allocation Fund, Inc. for the year ended October 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
February 25, 1999